                                                                    Exhibit 1(b)


                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)

                                  Common Stock

                                TERMS AGREEMENT


                                             Dated: June 24, 2003


To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Underwriter") understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell 1,800,000 shares of common stock, $.01 par value per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriter named below offers to purchase the number of Underwritten Securities set forth below opposite its name, at the purchase price set forth below.

                                                                       Number
                                                                    of Shares of
                                                                    Underwritten
                Underwriter                                          Securities
                -----------                                          ----------
UBS Securities LLC..........................................          1,800,000

The Underwritten Securities shall have the following terms:

Title of Securities: Common Stock, $.01 par value per share.
Number of shares: 1,800,000
Public offering price per share: $37.00
Purchase price per share: $36.72
Black-out provisions: The Company has agreed with UBS Securities LLC not to offer, sell, contract to sell, hedge or otherwise dispose of, directly or indirectly, any of their shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period commencing on the date of the Prospectus Supplement and ending on the 30th day after such date, without the prior written consent of UBS Securities LLC.
Lock-up provisions:  None
Number of Option Securities, if any, that may be purchased by the
Underwriter: 270,000
Delayed Delivery Contracts: Not authorized
Additional co-managers, if any: None
Other material terms: None
Closing date and location: June 27, 2003, 10:00 a.m.; Sidley Austin Brown &
         Wood LLP, 787 Seventh Avenue, New York, New York 10019

         All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than 7:00 P.M. (New York City time) on June 24, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                             Very truly yours,


                                             UBS SECURITIES LLC



                                             By: /s/ David Reynolds
                                                 -------------------------------
                                                 Name: David Reynolds
                                                 Title: Executive Director

                                             By: /s/ Anthony Rokovich
                                                 -------------------------------
                                                 Name: Anthony Rokovich
                                                 Title: Director



Accepted:

KIMCO REALTY CORPORATION



By: /s/ Glenn G. Cohen
    ------------------------------------
    Name: Glenn G. Cohen
    Title: Vice President and Treasurer


                                       3